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                                                                      EXHIBIT 11

                         Greater Bay Bancorp Form 10-Q
                Statements Re Computation of Earnings Per Share


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                                                                         Three Months Ended March 31,
(Dollars and shares in thousands, except per share amounts)                  1999               1998
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
BASIC EARNINGS PER SHARE:
Income available to common shareholders                                 $     5,058        $     3,979
Weighted average common shares outstanding                                9,688,000          9,356,000
                                                                       --------------------------------

Basic earnings per share                                                $      0.52        $      0.43
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DILUTED EARNINGS PER SHARE:
Income available to common shareholders                                 $     5,058        $     3,979
Weighted average common shares outstanding                                9,688,000          9,356,000
Effect of dilutive securities                                               588,000            898,000
                                                                       --------------------------------

Weighted average common and common
  equivalent shares outstanding                                          10,276,000         10,254,000
                                                                       --------------------------------

Diluted earnings per share                                              $      0.49        $      0.39
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